CONSULTING AGREEMENT

           This Agreement, effective May 21, 1999, between Amwest Insurance Group, a Delaware corporation, its subsidiaries and affiliates ("Amwest") with its principal place of business at 5230 Las Virgenes Road, Calabasas, California 91302 and Richard H. Savage ("Savage") with his principal place of business at 4421 San Juan Road, P.O. Box 2717, Friday Harbor, Washington 98250.

                                                  RECITALS

           WHEREAS Richard H. Savage, Chairman of the Board and Co-Chief Executive Officer of Amwest announced his plans to retire, effective May 21, 1999, as Co-Chief Executive Officer of Amwest, and therefore step down as a member of the executive management team of the company; and

          WHEREAS Amwest desires to engage Savage's service as a consultant to Amwest, and

           WHEREAS Savage is willing to act as a consultant for Amwest upon the terms stated below.

          NOW THEREFORE, the parties agree as follows:

                                                 AGREEMENT

 Article 1.0 Term of Contract, Renewal

          1.01           Effective Date.

                   This Agreement will become effective May 21, 1999 and will continue in effect through December 31, 2004, unless terminated earlier.

          1.02           Renewal.

                  At the sole option of Savage, this Agreement may be renewed for an additional five-year period through December 31, 2009, by written notice given on or before December 3 1, 2004. Such renewal must be communicated in writing in the manner provided for by this Agreement.

Article 2.0 Consulting Services Terms and Conditions.

          2.01           Services Provided.

                  At the request of Amwest, Savage will be available to provide advisory and consulting, services to Amwest.



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         2.02 Method of Performing Services.

                  Amwest and Savage will jointly determine the method, details, and means for performing the above-described services.

         2.03 Status of Savage.

                   As of January 1, 2000, Savage will no longer be an employee of Amwest and specifically waives any rights such as he might have enjoyed as an employee. During the period commencing January 1, 2000 through the term of this Agreement, (as it may be renewed), Savage shall serve as an independent Contractor. Savage agrees that effective January 1, 2000 he shall not be or serve as an employee, partner, agent, or principal of Amwest while this Agreement is in effect. Savage further agrees that he shall not be entitled to the rights or benefits afforded to Amwest's employees, except as specifically provided for in this Agreement.

         2.04 Payment of Income Taxes.

                  Savage is responsible for paying, when due, all income taxes, including estimated taxes incurred as a result of the compensation paid by Amwest to Savage for services under this Agreement. On request, Savage will provide Amwest with proof of timely payments. Savage agrees to indemnify Amwest for any claims, costs, losses, fees, penalties, interest, or damages suffered by Amwest resulting from Savage's failure to comply with this provision.

Article 3.0 Compensation.

         3.01 Flat Rate.

                  In consideration for the services to be performed by Savage, commencing January 1, 2000, Amwest agrees to pay Savage one hundred thousand dollars ($100,000) per year.

         3.02 Date for Payment of Compensation.

                  For services rendered under this Agreement, Amwest agrees to pay Savage the sum set forth in Article 3.01 of this Agreement in twelve equal monthly payments, payable on the first day of each month.

         3.03 Payment of Expenses.

                  Amwest will reimburse Savage for all reasonable expenses incurred in performing services under this Agreement. The term "expenses" includes: costs of travel, telephone bills, supplies, entertainment expenses, and other approved expenses. Savage will provide Amwest with receipts for all expenses pursuant to Amwest's usual policy for reimbursement of expenses.

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          3.04               Medical Insurance Coverage

                  Effective January 1, 2000, Amwest agrees to purchase and continue to keep in force for the duration of this Agreement "supplemental medical insurance" or "Medi-Gap" coverage on behalf of Savage and his wife Myma Savage.

Article 4.0 Obligations of Savage.

          4.01                 Minimum Amount of Service.

                  Savage agrees to work sufficient hours each month, as may be agreed by Savage and Amwest, in order to perform the above-described services.

          4.02                 Time and Place of Performing Work.

                  Savage may perform the services under this Agreement at any suitable time and location of his choice.

          4.03              Tools, Materials, and Equipment.

                  Savage and Amwest will agree as to who will supply tools, materials, and equipment required to perform the services required under this Agreement.

         4.04            Assignment.

                  Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Savage without the prior written consent of Amwest.

Article 5.0 Obligations of Amwest.

         5.01               Cooperation of Amwest.

                  Amwest agrees to comply with all reasonable requests of Savage necessary to the performance of Savage's duties under this Agreement.

         5.02            Place of Work.

                  Amwest agrees to famish space at Amwest's premises for use by Savage while performing the above-described services.

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          5.03 Assignment.

                   This Agreement and all of Amwest's duties and obligations under this Agreement may be assigned, without prior written consent of Savage, by Amwest to any person or entity so long as: (a) such person or entity agrees in writing to assume in full all obligations of Amwest under this Agreement, and (b) such person or entity has, in the reasonable judgment of Savage, the financial ability to discharge the financial obligations of Amwest hereunder.

Article 6.0 Termination of Agreement.

          6.01 Expiration of Agreement.

                  Unless otherwise terminated as provided in this Agreement, this Agreement will continue in effect until December 31, 2004, and shall then terminate unless renewed pursuant to Article 1.02 or by mutual agreement between the parties.

          6.02 Termination on Occurrence of Stated Events.

                  This Agreement will terminate automatically upon Savage's death or total Disability and Amwest shall be under no obligation to pay any amounts to Savage thereafter.

          6.03 Termination at the Election of a Party

                  This Agreement may be terminated at the election of either party without cause upon giving the other party 5 days written notice. In the event Amwest elects to terminate this Agreement under this Article, the unpaid balance of the flat rate specified in Article 3.01 for the entire term of this Agreement (such term to be defined as those periods of time as provided for by both Section 1.01 and 1.02) shall be immediately due and payable to Savage. In the event Savage elects to terminate this Agreement under this Article, the unpaid balance of the flat rate specified in Article 3.01 shall be retained by Amwest and Amwest shall be under no obligation to pay such amounts to Savage thereafter.

          6.03 Termination for Default.

                  If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five (5) days after mailing of notice, whichever occurs first. For the purposes of this Article, material breach of this Agreement includes, but is not limited to, the following:

                  (a)   Amwest's  failure  to pay Savage  any  compensation  due
                        within  thirty  (30)  days  after  written   demand  for
                        payment.

                  (b) Savage's  failure to complete  the  services  specified in
Article 2.01.

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                   (c)  Savage's  material  breach  of  any   representation  or
agreement contained in this Agreement.

                   (d)  Amwest's  material  breach  of  any   representation  or
agreement contained in this Agreement.

          6.04 Remedies for Default.

                   (a) If Amwest defaults in the performance of this Agreement or materially breaches any of its provisions, the unpaid balance of the flat rate specified in Article
                         3.01 for the entire term of this Agreement (such term to be defined as those periods of time as provided for by both Section 1.01 and 1.02) shall be immediately due and payable to Savage.

                   (b) If Savage defaults in the performance of this Agreement or materially breaches any of its provisions, the unpaid balance of the flat rate specified in Article
                         3.01 shall be retained by Amwest and Amwest shall be under no obligation to pay such amounts to Savage thereafter.

Article 7.0 General Provisions.

          7.01 Notices.

                  Any notices required to be given under this Agreement by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or through overnight delivery via a package delivery service. Such notices must be addressed to the parties at the addresses appearing in the introductory Article of this Agreement, but each party may change the address by giving written notice in accordance with this Article. Notices delivered personally will be deemed communicated as of the day of receipt or the fifth day after mailing, whichever occurs first.

          7.02 Entire Agreement of the Parties.

                  This Agreement supersedes any and all agreements, either oral or written, between the parties with respect to the rendering of services by Savage for Amwest and contains all of the representations, covenants, and agreements between the parties with respect to the rendering of those services. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or. anyone acting on behalf of any party, which are not contained in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

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          7.03 Partial Invalidity.

                  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

          7.04 Payment of Moneys Due Deceased Savage.

                  If Savage dies before completing the services under this Agreement, any moneys due Savage from Amwest under this Agreement as of the date of death will be paid to Savage's executors, administrators, heirs, personal representatives, successors, and assigns.

          7.05 Arbitration.

                  Any controversy or claim arising out of or relating to this Agreement or the breach of the Agreement will be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction over the award.

          7.06 Attorney's Fees

                  If any legal action, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing, party will be entitled to reasonable attorneys' fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

          7.07 Governing Law.

                  This Agreement will be governed by and construed in accordance with the laws of the State of California.

          Executed at Calabasas, California on January 10, 2000.

Amwest:       Amwest Insurance Group              Savage: Richard H. Savage
              A Delaware corporation



              By:
              Steven R. Kay                       Richard H. Savage
              Chief Financial Officer
              Senior Vice President


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